Exhibit 21.1

LANDMARK INFRASTRUCTURE PARTNERS LP

List of Subsidiaries

Name

Beam Sign Pty Ltd

Big Bertha Pty Ltd

BF – LMRK JV LLC

Great West Road Partners LP

GWR PP Holdings Limited

GWR Holdings GmbH & Co. KG

GWR Management GmbH

GWR Partners GP LLC

GWR Partners LP LLC

GWR Property Co Ltd.

Landmark Acquisitions ULC

Landmark Canada Holding Company Ltd.

Landmark Infrastructure Asset OpCo II LLC

Landmark Infrastructure Asset OpCo LLC

Landmark Infrastructure Finance Corp.

Landmark Infrastructure Inc.

Landmark Infrastructure OpCo-R LLC

Landmark Infrastructure Operating Company LLC

Landmark Infrastructure REIT LLC

Landmark Infrastructure REITCO I LLC

Landmark Infrastructure REITCO II LLC

Landmark Infrastructure REITCO III LLC

Landmark PR Acquisition Company LLC

LD Acquisition Company LLC

LD Acquisition Company 2 LLC

LD Acquisition Company 5 LLC

LD Acquisition Company 6 LLC

LD Acquisition Company 7 LLC

LD Acquisition Company 8 LLC

LD Acquisition Company 9 LLC

LD Acquisition Company 10 LLC

LD Acquisition Company 11 LLC

LD Acquisition Company 12 LLC

LD FlexGrid Dallas LLC

LD Sixth Street LLC

LD Tall Wall I LLC

LD Tall Wall II LLC

LD Tall Wall III LLC

LDC Asset OpCo PTY Limited

LDC OpCo Acquisition Company PTY Limited

LDC OpCo Holding Company PTY Limited

LDW (1053 GWR) Limited

LDW Holdco 1 Limited

LMRK Guarantor Co III LLC

LMRK Guarantor Co SO LLC

LMRK Guarantor Co. 2 LLC

LMRK Guarantor Co. LLC

LMRK Issuer Co III LLC

LMRK Issuer Co. 2 LLC

LMRK Issuer Co. LLC

LMRK PropCo LLC

LMRK Propco 3 LLC

LMRK PropCo SO LLC

McCrary Holdings I, LLC

MD 7 Capital Three, LLC

MD 7 Funding One, LLC

Poster Property Limited

RE Astoria LandCo LLC

RE Garland A LandCo LLC

RE Garland LandCo LLC

RE Mustang LandCo LLC

RE SO LandCo LLC

Verus Management Two, LLC